UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Madison Ave., 17th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On April 14, 2016, the Board of Directors (the “Board”) of uSell.com, Inc. (the “Company”) approved an issuance of 7,000 shares of the Company’s common stock to a certified public accounting firm as partial compensation for non-audit-related consulting services. The shares have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder. These shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, the Board approved an equity arrangement to compensate Jenn Calabrese, the Company’s Executive Vice President of Finance and Chief Financial Officer, for her expanded role within the Company related to the acquisition and management of We Sell Cellular, LLC. Under the arrangement, effective January 1, 2016, Ms. Calabrese will be issued 1,000 shares of the Company’s common stock monthly in addition to her existing salary and equity arrangements with the Company.

In addition, on April 14, 2016, the Board approved an amendment to the Company’s 2008 Equity Incentive Plan (the “Plan”) to increase the number of authorized shares under the Plan by 200,000 shares, to a total of 1,582,023. The Board also authorized Nik Raman, the Company’s Chief Executive Officer, to make discretionary future grants of equity compensation from the pool of 200,000 shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Amendment to the 2008 Equity Incentive Plan, effective April 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: April 20, 2016	By:	/s/ Nikhil Raman
	Name:	Nikhil Raman
	Title:	Chief Executive Officer